UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2020

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Revised Officer Compensation

On January 23, 2020, the Board of Directors (the “Board”) of Jones Soda Co. (the “Company”) approved revised compensation for Eric Chastain, the Company’s Chief Operating Officer. Specifically, Mr. Chastain’s annual base salary was increased from $120,000 to $130,000. In addition, Mr. Chastain is eligible to earn an annual performance cash bonus based on the Company achieving certain targets, with the target bonus percentage and targets to be determined by the Company’s Compensation Committee. Also, Mr. Chastain will be awarded a stock option to purchase up to 50,000 shares of common stock, which option is expected to be granted by the Board at the next regularly scheduled Board meeting.  Such option will be subject to the terms and conditions of the Company’s 2011 Incentive Plan, will have an exercise price equal to the Company’s stock price as reported on the OTCQB on the date of grant, and will vest according to the Company’s standard vesting schedule of 25% on the one-year anniversary of the date of grant and an additional 1/48th each additional one-month period thereafter (subject to Mr. Chastain’s continuous service with the Company through each such vesting date).

Also, on January 28, 2020, the Board approved an increase in the annual base salary for Jennifer Cue, the Company’s President, Chief Executive Officer and Acting Principal Financial Officer, from $96,000 to $165,000, which increase was retroactively effective as of November 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

January 29, 2019	By:	/s/ Jennifer L. Cue
Jennifer L. Cue President, Chief Executive Officer and Acting Principal Financial Officer